Exhibit 99.1

TRIQUINT SEMICONDUCTOR APPOINTS NEW

VICE PRESIDENT, WORLDWIDE OPERATIONS

HILLSBORO, OREGON – June 26, 2008 – TriQuint Semiconductor (Nasdaq: TQNT), a leading RF semiconductor manufacturer and foundry services provider, today announced that Steven R. Grant will join the company July 16, 2008, as Vice President of Worldwide Operations, reporting to President and CEO, Ralph Quinsey. Mr. Grant will be responsible for TriQuint’s global manufacturing including purchasing, manufacturing quality and supply chain operations.

“I am very excited to have Steve join the team. His experience at the world’s largest and most advanced semiconductor company will bring significant know-how and benefits to TriQuint. We feel fortunate to have attracted such an industry expert,” Quinsey remarked.

Mr. Grant, who spent the last 27 years at Intel Corporation, was most recently Vice President of Intel’s Technology and Manufacturing Group in Oregon. During his Intel tenure, he managed the Fab manufacturing network and was key to driving the manufacturing structure and efficiency improvements to record performance levels. Mr. Grant holds a Bachelor of Science in Material Science from the University of Illinois.

“I’m extremely excited to join TriQuint Semiconductor and confident that my business and operational knowledge can play a solid, contributing role for the company. TriQuint’s RF technology offerings and market strength make it ideally positioned for growth and I’m very pleased to be a member of the TriQuint team during this period of tremendous opportunity,” Mr. Grant said.

TriQuint Semiconductor is headquartered in Hillsboro, OR, and globally employs approximately 2000 people who use their expertise in gallium arsenide (GaAs) as well as surface and bulk acoustic wave (SAW and BAW) technologies to create a wide range of RF products and provide GaAs Foundry services to the world’s largest communications companies. For employment information, please visit: www.triquint.com/employment.

For detailed information about TriQuint’s wide range of products for networks, mobile handset, defense and space applications, visit www.triquint.com. Register for new product details and our newsletter at www.triquint.com/rf.

FORWARD LOOKING STATEMENTS

This TriQuint Semiconductor, Inc. (Nasdaq: TQNT) press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements involve risks and uncertainties. A number of factors affect our results and could cause our actual future results to differ materially from any forward-looking statements, including, but not limited to, those related to the anticipated effects of Mr. Grant’s appointment as Vice President of Worldwide Operations and TriQuint’s potential for growth. The cautionary statements made in this press release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “can,” “will” or the negative of these terms or other comparable terminology are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of, TriQuint including, but not limited to: those associated with the unpredictability and volatility of customer acceptance of and demand for our products and technologies, the ability of our production facilities and those of our vendors to meet demand, the ability of our production facilities and those of our vendors to produce products with yields sufficient to maintain profitability, as well as the other “Risk Factors” set forth in TriQuint’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. These and other reports can be found on the SEC web site, www.sec.gov. A reader of this release should understand that these and other risks could cause actual results to differ materially from expectations expressed / implied in forward-looking statements.

FACTS ABOUT TRIQUINT

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, base stations, broadband communications and military. TriQuint is also lead researcher in a 3-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics in August 2007, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to register for our newsletters.

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